NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Fourth Quarter and Full Year 2012 Earnings

HAMILTON, Bermuda – February 6, 2013 -- Everest Re Group, Ltd. (NYSE: RE) today reported fourth quarter 2012 net income of $58.8 million, or $1.13 per diluted common share, compared to net income of $41.0 million, or $0.76 per diluted common share, for the fourth quarter of 2011. After-tax operating income1, excluding realized capital gains and losses, was $41.7 million, or $0.80 per diluted common share, for the fourth quarter of 2012, compared to an after-tax operating loss1 of $50.7 million, or $0.94 per common share, for the same period in 2011.

For the year ended December 31, 2012, net income was $829.0 million, or $15.79 per diluted common share, compared to a net loss of $80.5 million, or $1.49 per common share, for 2011. After-tax operating income1, excluding realized capital gains and losses, was $715.2 million, or 13.62 per diluted common share, for the full year 2012, compared to an after-tax operating loss of $93.6 million or $1.73 per common share, for 2011.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Despite losses from Sandy and the industry suffering record crop losses, Everest had $1.0 billion in comprehensive income for 2012 and increased shareholder value by 18%. These results demonstrate the strength of our organization. We are pleased with how our portfolio is positioned post January renewals and expect another strong year in 2013.”

Operating highlights for the fourth quarter and full year of 2012 included the following:

•
Gross written premiums were $1.15 billion, an increase of 4% compared to the fourth quarter of 2011. Worldwide reinsurance premiums were generally flat while direct insurance premiums were up 21% in the period. For the full year, gross written premiums totaled $4.3 billion and, after adjusting for the impact of foreign exchange and reinstatement premiums, were up 2% compared to last year.
•
The combined ratio was 108.4% for the quarter and 93.8% for the year, compared to 130.3% and 118.5%, respectively, for the same periods in 2011. As previously announced, the fourth quarter included losses for Superstorm Sandy, which, on a net pre-tax basis, after reinstatement premiums, amounted to $287 million. For the full year, net pre-tax catastrophe losses totaled $361 million. Excluding catastrophe losses, reinstatement premiums and nominal favorable prior year loss development, the calendar year attritional combined ratio improved 3 points to 85.0% for 2012.

•
Net investment income amounted to $146 million for the quarter and $600 million for the full year 2012. This included limited partnership income of $17 million and $65 million in each period, respectively.

•	Net after-tax realized capital gains totaled $17 million for the quarter. For the full year, net after-tax realized and unrealized capital gains totaled $114 million and $154 million, respectively.
•	Cash flow from operations was $184 million for the quarter and $664 million for the full year 2012. This compared to $113 million and $660 million for the same periods, respectively, in 2011.
•	For the year, the after-tax operating income1 return on average adjusted shareholders’ equity2 was 12% and net income return on equity was 14%.
•
During the quarter, the Company repurchased 370,939 of its common shares at an average price of $107.72 and a total cost of $40 million. For the year, the Company repurchased 3.0 million of its common shares for a total cost of $290 million. During January, the Company repurchased an additional 343,981 shares for a total cost of $38 million, which will be reflected in first quarter 2013 reporting. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 4.0 million shares available.

•
Shareholders’ equity ended the year at $6.7 billion, up 11% from the $6.1 billion at December 31, 2011. Book value per share increased 16% from $112.99 at year-end 2011 to $130.96 at December 31, 2012.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestregroup.com.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 7, 2013. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestregroup.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2012		2011		2012		2011
	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$58,777	$1.13	$41,042	$0.76	$828,954	$15.79	$(80,486)	$(1.49)
After-tax net realized capital gains (losses)	17,126	0.33	91,726	1.70	113,792	2.17	13,114	0.24

After-tax operating income (loss)	$41,651	$0.80	$(50,684)	$(0.94)	$715,162	$13.62	$(93,600)	$(1.73)

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2012	2011	2012	2011
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,119,396	$1,005,728	$4,164,628	$4,101,347
Net investment income	146,411	126,253	600,202	620,041
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(120)	(406)	(10,022)	(16,223)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	19,638	137,689	174,422	23,146
Total net realized capital gains (losses)	19,518	137,283	164,400	6,923
Net derivative gain (loss)	(318)	8,012	(9,738)	(11,261)
Other income (expense)	(12,357)	8,655	3,318	(23,089)
Total revenues	1,272,650	1,285,931	4,922,810	4,693,961

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	931,275	1,019,928	2,745,265	3,726,204
Commission, brokerage, taxes and fees	228,327	248,721	952,701	950,521
Other underwriting expenses	53,727	42,113	207,659	182,403
Corporate expenses	7,293	4,539	23,976	16,461
Interest, fees and bond issue cost amortization expense	13,930	13,120	53,683	52,319
Total claims and expenses	1,234,552	1,328,421	3,983,284	4,927,908

INCOME (LOSS) BEFORE TAXES	38,098	(42,490)	939,526	(233,947)
Income tax expense (benefit)	(20,679)	(83,532)	110,572	(153,461)

NET INCOME (LOSS)	$58,777	$41,042	$828,954	$(80,486)

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(28,204)	38,340	174,025	91,481
Less: reclassification adjustment for realized losses (gains) included in net income (loss)	(13,974)	(10,391)	(19,676)	(11,340)
Total URA(D) on securities arising during the period	(42,178)	27,949	154,349	80,141
Foreign currency translation adjustments	(4,427)	(32,227)	22,698	(15,969)
Pension adjustments	(10,142)	(31,690)	(6,976)	(29,452)
Total other comprehensive income (loss), net of tax	(56,747)	(35,968)	170,071	34,720

COMPREHENSIVE INCOME (LOSS)	$2,030	$5,074	$999,025	$(45,766)

EARNINGS PER COMMON SHARE:
Basic	$1.14	$0.76	$15.85	$(1.49)
Diluted	1.13	0.76	15.79	(1.49)
Dividends declared	0.48	0.48	1.92	1.92

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in thousands, except par value per share)	2012	2011
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,141,657	$12,293,524
(amortized cost: 2012, $12,444,880; 2011, $11,731,173)
Fixed maturities - available for sale, at fair value	41,470	113,606
Equity securities - available for sale, at market value (cost: 2012, $131,630; 2011, $463,620)	143,493	448,930
Equity securities - available for sale, at fair value	1,255,557	1,249,106
Short-term investments	860,379	685,332
Other invested assets (cost: 2012, $596,590; 2011, $558,232)	596,590	558,232
Cash	537,050	448,651
Total investments and cash	16,576,196	15,797,381
Accrued investment income	130,209	130,193
Premiums receivable	1,237,859	1,077,548
Reinsurance receivables	659,081	580,339
Funds held by reinsureds	228,375	267,295
Deferred acquisition costs	303,268	378,026
Prepaid reinsurance premiums	71,107	85,409
Deferred tax asset	262,024	332,783
Income taxes recoverable	68,442	41,623
Other assets	241,346	202,958
TOTAL ASSETS	$19,777,907	$18,893,555

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,069,055	$10,123,215
Future policy benefit reserve	66,107	67,187
Unearned premium reserve	1,322,525	1,412,778
Funds held under reinsurance treaties	2,755	2,528
Commission reserves	65,533	55,103
Other net payable to reinsurers	162,778	60,775
Losses in course of payment	191,076	18,392
5.4% Senior notes due 10/15/2014	249,907	249,858
6.6% Long term notes due 5/1/2067	238,357	238,354
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	4,781	4,781
Equity index put option liability	79,467	69,729
Unsettled securities payable	48,830	8,793
Other liabilities	213,372	180,790
Total liabilities	13,044,440	12,822,180

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2012) 67,105
and (2011) 66,455 outstanding before treasury shares	671	665
Additional paid-in capital	1,946,439	1,892,988
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $119,629 at 2012 and $112,969 at 2011	537,049	366,978
Treasury shares, at cost; 15,687 shares (2012) and 12,719 shares (2011)	(1,363,958)	(1,073,970)
Retained earnings	5,613,266	4,884,714
Total shareholders' equity	6,733,467	6,071,375
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,777,907	$18,893,555

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2012	2011	2012	2011
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$58,777	$41,042	$828,954	$(80,486)
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(33,771)	(75,692)	(153,694)	(235,560)
Decrease (increase) in funds held by reinsureds, net	(3,791)	784	42,298	18,236
Decrease (increase) in reinsurance receivables	(19,302)	(10,061)	(55,274)	97,549
Decrease (increase) in current income taxes	(48,217)	75,497	(26,831)	82,702
Decrease (increase) in deferred tax asset	16,013	(120,471)	64,909	(194,029)
Decrease (increase) in prepaid reinsurance premiums	34,759	(3,098)	16,358	46,374
Increase (decrease) in reserve for losses and loss adjustment expenses	235,945	247,859	(169,595)	826,230
Increase (decrease) in future policy benefit reserve	374	5,217	(1,080)	4,185
Increase (decrease) in unearned premiums	(46,193)	39,179	(98,418)	(39,822)
Increase (decrease) in other net payable to reinsurers	(64,576)	20,849	100,566	4,911
Increase (decrease) in losses in course of payment	85,895	(34,035)	173,232	18,477
Change in equity adjustments in limited partnerships	(17,013)	10,504	(63,779)	(56,549)
Change in other assets and liabilities, net	(20,125)	34,332	76,788	108,611
Non-cash compensation expense	9,158	4,740	31,984	17,693
Amortization of bond premium (accrual of bond discount)	16,049	13,488	61,844	47,872
Amortization of underwriting discount on senior notes	14	13	52	49
Net realized capital (gains) losses	(19,518)	(137,283)	(164,400)	(6,923)
Net cash provided by (used in) operating activities	184,478	112,864	663,914	659,520

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	535,686	354,593	1,830,582	1,702,973
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	1,300	12,775
Proceeds from fixed maturities sold - available for sale, at market value	273,838	376,593	913,139	1,732,246
Proceeds from fixed maturities sold - available for sale, at fair value	11,991	2,526	84,917	65,158
Proceeds from equity securities sold - available for sale, at market value	150,015	-	280,807	27,207
Proceeds from equity securities sold - available for sale, at fair value	171,823	92,480	558,740	247,227
Distributions from other invested assets	31,422	23,256	84,454	166,273
Cost of fixed maturities acquired - available for sale, at market value	(1,184,638)	(944,353)	(3,328,409)	(3,238,113)
Cost of fixed maturities acquired - available for sale, at fair value	(791)	(2,456)	(7,955)	(27,481)
Cost of equity securities acquired - available for sale, at market value	(6,445)	(7,254)	(26,571)	(127,837)
Cost of equity securities acquired - available for sale, at fair value	(121,461)	(70,867)	(426,507)	(755,734)
Cost of other invested assets acquired	(8,688)	(7,000)	(58,369)	(64,832)
Cost of businesses acquired	-	-	-	(63,100)
Net change in short-term investments	112,153	149,585	(175,043)	100,969
Net change in unsettled securities transactions	(30,872)	(21,883)	35,085	13,563
Net cash provided by (used in) investing activities	(65,967)	(54,780)	(233,830)	(208,706)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	1,605	3,761	21,473	12,269
Purchase of treasury shares	(39,963)	(8,251)	(289,988)	(92,490)
Revolving credit borrowings	-	-	-	(50,000)
Dividends paid to shareholders	(24,735)	(25,786)	(100,402)	(103,848)
Net cash provided by (used in) financing activities	(63,093)	(30,276)	(368,917)	(234,069)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,074	(22,863)	27,232	(26,502)

Net increase (decrease) in cash	58,492	4,945	88,399	190,243
Cash, beginning of period	478,558	443,706	448,651	258,408
Cash, end of period	$537,050	$448,651	$537,050	$448,651

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$5,291	$(38,618)	$59,754	$(44,537)
Interest paid	21,072	20,262	53,008	51,647

Non-cash transaction:
Net assets acquired and liabilities assumed from business acquisitions	-	-	-	19,130
Conversion of equity securities - available for sale, at market value, to fixed maturity securities - available for sale, at market value, including accrued
interest at time of conversion	-	-	92,981	-